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
                                                                                       Exhibit 11.1
                    WILLCOX & GIBBS, INC. AND SUBSIDIARIES
       COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                   (000's Omitted, Except Per Share Amounts)



                                                       SIX MONTHS ENDED        THREE MONTHS ENDED
                                                           JUNE 30,                  JUNE 30,
                                                    -------------------        --------------------
                                                       1994         1993         1994          1993
                                                      ------       ------       ------        ------
Income Applicable To Primary Common And
   Common Equivalent Shares
      Income From Continuing Operations               $4,575       $2,472       $2,842        $1,274
      Discontinued Operations                            607        1,493          375           869
                                                      ------       ------       ------        ------
      Income Before Cumulative Effect Of
          A Change In Accounting For Taxes             5,182        3,965        3,217         2,143
      Cumulative Effect Of A Change In
          Accounting For Taxes                             0          660            0             0
                                                      ------       ------       ------        ------
      Net Income                                      $5,182       $4,625       $3,217        $2,143
                                                      ------       ------       ------        ------
Income Applicable To Fully Diluted
   Common And Common Equivalent Shares
      Income From Continuing Operations               $4,575       $2,472       $2,842        $1,274
      Interest Reduction, Net of Taxes,
          Upon Conversion Of Convertible
          Subordinated Debentures                        980          997          490           498
                                                      ------       ------       ------        ------
      Income From Continuing Operations                5,555        3,469        3,332         1,772
      Discontinued Operations                            607        1,493          375           869
                                                      ------       ------       ------        ------
      Income Before Cumulative Effect Of
          A Change In Accounting For Taxes             6,162        4,962        3,707         2,641
      Cumulative Effect Of A Change In
          Accounting For Taxes                             0          660            0             0
                                                      ------       ------       ------        ------
      Net Income                                      $6,162       $5,622       $3,707        $2,641
                                                      ------       ------       ------        ------
   Primary Shares:
      Weighted Average Number Of Common
        Shares And Common Share Equivalents
        Outstanding During The Period:
          Common (Net Of Treasury Shares)             23,275       20,948       24,439        20,948
          Options                                         40            1            1             3
                                                      ------       ------       ------        ------
          Total                                       23,315       20,949       24,440        20,951
                                                      ------       ------       ------        ------
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


                                                                                         Exhibit 11.1
                                                                                          (continued)
                                                     SIX MONTHS ENDED        THREE MONTHS ENDED
                                                           JUNE 30,                  JUNE 30,
                                                    -------------------        --------------------
                                                       1994         1993         1994          1993
                                                      ------       ------       ------        ------
Fully Diluted Shares:
   Weighted Average Number Of
      Common Shares And Common
      Share Equivalents Outstanding
      During The Period:
          Common (Net Of Treasury Shares)             23,275       20,948       24,439        20,948
          Options                                         40            1            1             3
          Conversion Of Subordinated Debentures        5,225        5,225        5,225         5,225
                                                      ------       ------       ------        ------
          Total                                       28,540       26,174       29,665        26,176
                                                      ------       ------       ------        ------

Earnings Per Share
   Primary
      Income From Continuing
        Operations                                    $0.20         $0.12         $0.12        $0.06
      Discontinued Operations                          0.02          0.07          0.01         0.04
                                                      ------       ------       ------        ------
      Income Before Cumulative Effect Of
        A Change In Accounting For Taxes               0.22          0.19          0.13         0.10
      Cumulative Effect Of A Change
        In Accounting For Taxes                        0.00          0.03          0.00         0.00
                                                      ------       ------       ------        ------
      Net Income                                      $0.22         $0.22         $0.13        $0.10
                                                      ------       ------       ------        ------
Earnings Per Share
   Fully Diluted
      Income From Continuing
        Operations                                    $0.20         $0.13         $0.12        $0.07
      Discounted Operations                            0.02          0.06          0.01         0.03
                                                      ------       ------       ------        ------
      Income Before Cumulative Effect
        Of A Change In Accounting For
        Taxes                                          0.22          0.19          0.13         0.10
      Cumulative Effect Of A Change In
        Accounting For Taxes                           0.00          0.03          0.00         0.00
                                                      ------       ------       ------        ------
      Net Income                                      $0.22         $0.22         $0.13        $0.10
                                                      ------       ------       ------        ------
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